EXELON Logo
--------------------------------------------------------------------------------
News Release

From:      Exelon Corporation                              FOR IMMEDIATE RELEASE
           Corporate Communications                        ---------------------
           P.O. Box 805379                                 January 29, 2002
           Chicago, IL  60680-5379


Contact:   Donald Kirchoffner
           312.394.3001
           Linda Byus, CFA
           312.394.7696
           Linda Marsicano
           312.394.3099

             Exelon 2001 Earnings Up 15% at $4.43 Per Diluted Share,
                        Common Dividend Increased By 4.1%


Chicago (January 29, 2002) - Exelon Corporation (NYSE: EXC) today announced reported consolidated earnings of $1,428 million, or $4.43 per share (diluted), for the year ended December 31, 2001, a 15% increase over pro forma 2000 earnings of $1,247 million, or $3.86 per share, assuming the PECO Energy and Unicom merger occurred January 1, 2000. Absent a net negative $0.06 per share of unusual items, 2001 earnings from ongoing operations were $4.49 per share.

Exelon's reported earnings for the year 2000 of $586 million or $2.87 per share represent PECO Energy's 2000 earnings and the earnings of the former Unicom Corporation from the October 20, 2000, date of its merger with PECO Energy.

Exelon's earnings for the fourth quarter of 2001 were $338 million, or $1.05 per common share, 59% higher than pro forma fourth quarter 2000 earnings of $0.66 per share. Reported results for the fourth quarter of 2001 include a severance charge that lowered reported earnings by $0.03 per share.

Corbin A. McNeill, Jr., Exelon Chairman and Co-CEO, stated that "Our performance in 2001, one of the toughest and most volatile years in the industry's history, underscores the strength and stability of Exelon's integrated portfolio of generation and delivery assets. We achieved 15% earnings growth in 2001 because of the quality of our assets and the commitment of our employees."

Dividend Policy

The Exelon Board today declared a dividend of $0.44 per share of Exelon's common stock, payable March 10, 2002, to shareholders of record at 5:00 p.m. EST on February 15, 2002. The increase of $0.07 per share annually, approximately 4.1%, will result in an annual dividend rate of $1.76 per share or $0.44 per share quarterly. This is the first dividend increase since Exelon was formed in October 2000.

The new dividend rate reflects Exelon's integrated business portfolio and its focus on total return to shareholders. "The new dividend rate represents about a 50% payout of the expected 2002 earnings from our regulated electricity delivery businesses," said John W. Rowe, President and Co-CEO. "Based on the healthy cash flow and modest earnings growth for Exelon Energy Delivery, we intend to grow the dividend to about a 60% payout of earnings from our regulated operations." The payment of future dividends is subject to approval and declaration by the Board.


Highlights

Exelon Generation had an outstanding year and came in ahead of budget. Increased generation in our nuclear group, improved availability in our fossil plants and higher wholesale market sales volumes offset falling wholesale prices and margins in the second half of the year.

Exelon Generation's nuclear fleet surpassed its operating goals with a nuclear capacity factor of:
     o    92.5% for the fourth quarter
     o    94.4% for the year ended December 31, 2001

Exelon Generation's fossil operations continued their year-long strong performance with:
     o    97.0% on time delivery
     o    94.4% dispatch availability

Exelon Generation's power marketing organization, Power Team, exceeded budget for the fourth quarter as strategic portfolio management and increased sales volumes offset lower wholesale electricity prices. Power Team's results for the full year were on budget in spite of significant wholesale price volatility over the twelve-month period. The average realized around-the-clock (ATC) price for the full year was approximately $37/MWh, more than Power Team's $34/MWh ATC budget assumption and significantly higher than the averaged observed ATC spot price of approximately $28/MWh in our two primary generation supply regions of MAIN and PJM.

Exelon Generation announced an agreement to purchase two gas-fired electric generating plants totaling 2,334 megawatts located in the Dallas-Fort Worth metropolis from TXU Corporation. The transaction is expected to add $0.05 to $0.10 in earnings per share annually, and includes a five-year tolling agreement between Exelon and TXU. The transaction was announced on December 20 and is expected to close during the first quarter of 2002.

Exelon Energy Delivery results also exceeded expectations. Key earnings drivers were lower operating and maintenance expenses and lower net interest expense, which more than offset the weather-related decreases in retail deliveries in the fourth quarter and the full year. ComEd's retail deliveries in the quarter were down 5.6% as heating degree days were 29% lower than fourth quarter 2000. PECO's retail kWh deliveries for the quarter were down 6.4% with heating degree days 34% lower than fourth quarter 2000. Retail kWh deliveries for both ComEd and PECO Energy decreased for the year 2001 compared with 2000 with ComEd down 0.5% and PECO down 1.1%.

Other items:

Fourth quarter reported earnings of $1.05 per diluted share include the effects of the following:

o Fourth quarter 2001 earnings reflected goodwill amortization of $35 million or $0.11 per share. Goodwill amortization totaled $150 million or $0.46 per share in 2001. Consistent with the new accounting standard for goodwill, Exelon discontinued goodwill amortization effective January 1, 2002. The company's review of goodwill for impairment has not been completed.

o Employee severance costs of $14.5 million or $0.03 per share, associated with the staffing reductions announced in the third quarter. A total of 3,400 positions have been identified for elimination as a result of the 2000 merger of PECO Energy and Unicom.

Fourth quarter 2000 pro forma earnings of $0.66 included a $0.07 per share write-down of a telecommunications investment.


BUSINESS UNIT RESULTS

Performance of Exelon's business segments, Energy Delivery, Generation and Enterprises is reported on the basis of earnings before interest and income taxes (EBIT). EBIT consists of operating income and income and expenses recorded in other-net, with the exception of interest income. Exelon's EBIT for the fourth quarter of 2001 was $767 million compared to pro forma EBIT of $642 million in the fourth quarter of 2000. Full year 2001 EBIT was $3,456 million compared to pro forma EBIT of $2,970 million for 2000.

Exelon Energy Delivery consists of the retail electricity transmission and distribution operations of ComEd and PECO Energy and the natural gas distribution business of PECO Energy. Energy Delivery EBIT in the fourth quarter of 2001 of $532 million compares with pro forma EBIT of $765 million in the fourth quarter of 2000. Full year 2001 EBIT of $2,623 million was down modestly from pro forma 2000 EBIT of $2,722 million.

Exelon Generation consists of Exelon's electric generation operations and power marketing and trading functions. Generation's fourth quarter 2001 EBIT of $265 million was up sharply from a pro forma 2000 loss of $26 million. For the full year 2001, Generation's EBIT of $962 million compared favorably with pro forma 2000 EBIT of $462 million. Energy sales for 2001 totaled 201,845 GWhs with 61% of the sales to affiliates.

Exelon Enterprises consists of Exelon's competitive retail energy sales, energy solutions and infrastructure services, venture capital investments and related businesses. Enterprises' fourth quarter 2001 EBIT was a loss of $27 million compared with a pro forma fourth quarter 2000 loss of $62 million. Full year 2001 EBIT was a loss of $107 million compared with a pro forma 2000 loss of $172 million. The losses in 2001 were driven by the decline in the telecommunications market, which reduced revenue at InfraSource (formerly EIS).

Conference call information: Exelon has scheduled a Year End Conference Call for 3 PM EST (2 PM CST) on January 29. The call in number in the US is 877/780-2271; the international call in number is 973/872-3462. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon's web site:
www.exeloncorp.com.  (Please select  the Investor Relations page.)

Telephone replays will be available after 4 PM on January 29 through February 8. The U.S. call-in number is 877.519.4471; the international call-in number is
973.341.3080. The confirmation code is 3061879.

                                       ###

================================================================================

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting Exelon's businesses generally could cause actual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the Securities and Exchange Commission, particularly those discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Outlook" in Exelon's 2000 Annual Report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.


                                       ###

Exelon Corporation is one of the nation's largest electric utilities with approximately five million customers and more than $15 billion in annual revenues. The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately five million customers in Illinois and Pennsylvania and gas to 425,000 customers in the Philadelphia area. The company also has holdings in such competitive businesses as energy, infrastructure services and energy services. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

EXELON CORPORATION
Unaudited Income Statement
($ 000,000, except per share data)

                                                               Three Months Ended                 Twelve Months
                                                                  December 31                      December 31
                                                           -------------------------         -------------------------
                                                             2001             2000             2001           2000 (1)
                                                           --------         --------         --------         --------
Operating Revenues                                         $  3,381         $  3,133         $ 15,140         $  7,499

Operating Expenses
          Fuel and Purchased Power                         $  1,043         $  1,091         $  5,314         $  2,606
          Operating and Maintenance                           1,101            1,282            4,393            2,586
          Depreciation and Amortization                         339              214            1,448              458
          Taxes Other Than Income                               130              125              623              322
                                                           --------         --------         --------         --------

          Total Operating Expenses                         $  2,613         $  2,712         $ 11,778         $  5,972
                                                           --------         --------         --------         --------

Operating Income                                           $    768         $    421         $  3,362         $  1,527

Other Income and Deductions
          Interest Expense & Preferred Dividends               (255)            (284)          (1,156)            (632)
          Other, net                                             15              (66)             141               12
          Income Taxes                                         (190)             (25)            (931)            (341)

          Extraordinary Item, Net of Income Taxes               -                -                -                 (4)

          Cumulative Effect of Change in Accounting
                Principle, Net of Income Taxes                  -                -                 12               24
                                                           --------         --------         --------         --------

Net Income                                                 $    338         $     46         $  1,428         $    586
                                                           ========         ========         ========         ========

Average Common Shares Outstanding
          Basic:                                                321              283              320              202
          Diluted:                                              322              288              322              204

Earnings Per Common Share - Reported
          Basic:                                           $   1.05         $   0.16         $   4.46         $   2.91
          Diluted:                                         $   1.05         $   0.16         $   4.43         $   2.87

Unusual Items included in
Net Income (gains/(losses):

          Litigation reserves                                   -                -              (0.03)             -
          Employee severance charge                           (0.03)             -              (0.09)             -
          Gains and losses on investments                       -              (0.07)           (0.02)           (0.10)
          Implementation of FAS 133                             -                -               0.04              -
          Settlement of Transition Bond swap                    -                -               0.01              -
          Wholesale rate settlement                             -                -               0.01              -
          CTC prepayment                                        -                -               0.02              -
          Cumulative effect of change in accounting             -
             method for nuclear outages                         -                -                -               0.12
          Premiums paid to reacquire debt                       -                -                -              (0.02)
          Merger costs                                          -              (0.53)             -              (0.84)
                                                           --------         --------         --------         --------
          Total Nonrecurring Items                         $  (0.03)        $  (0.60)        $  (0.06)        $  (0.84)


Earnings Per Common Share - Proforma for
          merger as of 1/1/2000
          Diluted:                                                          $   0.66                          $   3.86


(1)  Restated to reflect change in accounting method for nuclear outage costs.

EXELON CORPORATION
Business Segment Results
(in millions)

                                                           Three Months Ended                      Twelve Months Ended
                                                              December 31                              December 31
                                                 ------------------------------------      ------------------------------------
                                                                            Pro Forma                                 Pro Forma
                                                   2001          2000        2000 (1)        2001        2000 (2)      2000 (1)
                                                 --------      --------      --------      --------      --------      --------
Revenue
  Energy Delivery                                $  2,269      $  2,015      $  2,328      $ 10,171      $  4,511      $  9,679
  Generation                                        1,510         1,229         1,385         7,048         3,316         6,088
  Enterprises                                         550           594           637         2,292         1,395         1,862
  Corporate/Intercompany Elimination                 (948)         (705)         (852)       (4,371)       (1,723)       (4,098)
                                                 --------      --------      --------      --------      --------      --------

  Total Exelon                                   $  3,381      $  3,133      $  3,498      $ 15,140      $  7,499      $ 13,531
                                                 ========      ========      ========      ========      ========      ========

Earnings Before Interest and IncomeTaxes (3)
  Energy Delivery                                $    532      $    647      $    765      $  2,623      $  1,503      $  2,722
  Generation                                          265            39           (26)          962           440           462
  Enterprises                                         (27)          (54)          (62)         (107)         (140)         (172)
  Corporate/Intercompany Elimination                   (3)         (305)          (35)          (22)         (328)          (42)
                                                 --------      --------      --------      --------      --------      --------

  Total Exelon                                   $    767      $    327      $    642      $  3,456      $  1,475      $  2,970
                                                 ========      ========      ========      ========      ========      ========

(1)  Pro forma 2000 data reflects operations as if the merger occurred on January 1, 2000.
(2)  Restated to reflect change in accounting method for nuclear outage costs.
(3)  EBIT consists of operating income and other income and expenses recorded in Other, net with the exception of interest income. Interest income for the three month and twelve month periods ended December 31, 2001 was $15 million and $46 million, respectively.

EXELON CORPORATION
Retail Electric Sales Statistics
For the Three Months Ended December 31


                                                              ComEd (1)                                     PECO
                                            ------------------------------------------  ------------------------------------------

MWH Deliveries                                 2001            2000          % Change       2001            2000        % Change
--------------                              -----------     -----------    -----------  -----------     -----------    -----------

Residential                                   5,345,603       5,792,698        (7.7%)     2,505,918       2,838,316       (11.7%)

Small Commercial & Industrial                 7,140,746       7,255,516        (1.6%)     1,785,062       1,878,461        (5.0%)

Large Commercial & Industrial                 5,083,281       5,712,727       (11.0%)     3,604,675       3,743,356        (3.7%)

Public Authorities & Electric Railroads       2,262,964       2,249,112         0.6%        197,829         188,385         5.0%
                                            -----------     -----------                 -----------     -----------

Total Sales to Ultimate Customers            19,832,594      21,010,053        (5.6%)     8,093,484       8,648,518        (6.4%)
                                            ===========     ===========                 ===========     ===========

Heating Degree Days                               1,862           2,631                       1,219           1,852
Cooling Degree Days                                   1              18                          38              12




Revenue (in thousands)                          2001            2000        % Change        2001            2000        % Change
----------------------                      -----------     -----------    -----------  -----------     -----------    -----------

Residential                                 $   455,723     $   511,212       (10.9%)   $   272,248     $   292,085        (6.8%)

Small Commercial & Industrial                   475,021         505,178        (6.0%)       189,888         132,549        43.3%

Large Commercial & Industrial                   207,511         234,986       (11.7%)       242,897         187,894        29.3%

Public Authorities & Electric Railroads         112,367         114,595        (1.9%)        18,838          16,463        14.4%
                                            -----------     -----------                 -----------     -----------

Total Sales to Ultimate Customers           $ 1,250,622     $ 1,365,971        (8.4%)   $   723,871     $   628,991        15.1%
                                            ===========     ===========                 ===========     ===========



Cents / kWh                                     2001            2000         % Change       2001            2000        % Change
-----------                                 -----------     -----------    -----------  -----------     -----------    -----------


Residential                                 $     0.085     $     0.088        (3.4%)   $     0.109     $     0.103         5.8%

Small Commercial & Industrial               $     0.067     $     0.070        (4.3%)   $     0.106     $     0.071        49.3%

Large Commercial & Industrial               $     0.041     $     0.041         0.0%    $     0.067     $     0.050        34.0%

Public Authorities & Electric Railroad      $     0.050     $     0.051        (2.0%)   $     0.095     $     0.087         9.2%

Total Sales to Ultimate Customers           $     0.063     $     0.065        (3.1%)   $     0.089     $     0.073        21.9%


(1)  Data for the three months ended December 31, 2000 reflects pro forma results for the full quarter.

EXELON CORPORATION
Retail Electric Sales Statistics
For the Year Ended December 31


                                                             ComEd (1)                                        PECO
                                             ------------------------------------------    -----------------------------------------

MWH Deliveries                                  2001           2000          % Change         2001            2000        % Change
--------------                               ----------     -----------     -----------    ----------     -----------     ----------

Residential                                  25,281,880      23,997,261         5.4%       11,177,726      11,310,414        (1.2%)

Small Commercial & Industrial                29,580,055      29,038,204         1.9%        7,603,638       7,468,196         1.8%

Large Commercial & Industrial                21,512,972      23,967,157       (10.2%)      15,311,815      15,695,970        (2.4%)

Public Authorities & Electric Railroads       9,231,014       9,048,881         2.0%          772,839         779,787        (0.9%)
                                            -----------     -----------                   -----------     -----------

Total Sales to Ultimate Customers            85,605,921      86,051,503        (0.5%)      34,866,018      35,254,367        (1.1%)
                                            ===========     ===========                   ===========     ===========

Heating Degree Days                               5,943           6,241                         4,164           4,741
Cooling Degree Days                                 849             766                         1,404           1,050



Revenue (in thousands)                          2001            2000         % Change         2001           2000          % Change
----------------------                       ----------     -----------     -----------    ----------     -----------     ----------


Residential                                 $ 2,307,580     $ 2,235,307         3.2%      $ 1,263,158     $ 1,247,766         1.2%

Small Commercial & Industrial                 2,088,991       2,103,063        (0.7%)         763,422         576,409        32.4%

Large Commercial & Industrial                   939,686       1,083,772       (13.3%)         992,976         712,590        39.3%

Public Authorities & Electric Railroads         494,602         486,737         1.6%           72,980          57,675        26.5%
                                            -----------     -----------                   -----------     -----------

Total Sales to Ultimate Customers           $ 5,830,859     $ 5,908,879        (1.3%)     $ 3,092,536     $ 2,594,440        19.2%
                                            ===========     ===========                   ===========     ===========



Cents / kWh                                     2001            2000         % Change         2001            2000        % Change
-----------                                  ----------     -----------     -----------    ----------     -----------     ----------


Residential                                 $     0.091     $     0.093        (2.2%)     $     0.113     $     0.110         2.7%

Small Commercial & Industrial               $     0.071     $     0.072        (1.4%)     $     0.100     $     0.077        29.9%

Large Commercial & Industrial               $     0.044     $     0.045        (2.2%)     $     0.065     $     0.045        44.4%

Public Authorities & Electric Railroad      $     0.054     $     0.054         0.0%      $     0.094     $     0.074        27.0%

Total Sales to Ultimate Customers           $     0.068     $     0.069        (1.4%)     $     0.089     $     0.074        20.3%


(1)  Data for the year 2000 reflects pro forma results for the full year.

EXELON CORPORATION
Exelon Generation Power Marketing 2001 Statistics

                                     Three months ended  Twelve months ended
                                     December 31, 2001    December 31, 2001
                                     -----------------    -----------------
GWh Sales

 Affiliate Sales (1)                           28,760              123,805
 Market Sales                                  21,965               78,040
                                        -------------       --------------
 Total Sales                                   50,725              201,845

Average Realized Revenue ($/MWh)

 Affiliate Sales                        $       30.42       $        33.04
 Market Sales                                   28.03                37.03
                                        -------------       --------------
 Total Sales                            $       29.48       $        34.51

 Average Supply Cost                    $       14.86       $        20.39

 Margin                                 $       14.62       $        14.12





-----------------------------------------------------------

Around-the-clock Market Prices ($/MWh)

October 2001 Earnings Guidance
  PJM                                   $       29.20
  Main                                  $       26.30

December 31, 2001
  PJM                                   $       26.00
  Main                                  $       22.50

-----------------------------------------------------------

(1) Includes 1,832 GWh and 6,876 GWh sales to Exelon Energy for the three and twelve month periods ended December 31, 2001, respectively.